Exhibit 10.4. Loan Modification Agreement by and between Zoom Telephonics, Inc. and Fleet National Bank


                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement ("this Agreement") is made as of November 13, 1997 between Zoom Telephonics, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

1. Reference is made to: (i) that certain letter agreement dated January 17, 1997 (the "Letter Agreement") between the Borrower and the Bank; (ii) that certain $10,000,000 face principal amount promissory note dated January 17, 1997 (the "January Revolving Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Guaranty Agreement dated as of January 17, 1997 (the "FSC Guaranty") from Zoom Telephonics Foreign Sales Corporation ("FSC") to the Bank; (iv) that certain Guaranty Agreement dated as of January 17, 1997 (the "Tribe Guaranty") from Tribe Computer Works, Incorporated ("Tribe") to the Bank;
(v) that certain Inventory and Accounts Receivable Security Agreement of even date herewith (the "Zoom Security Agreement") given by the Borrower to the Bank;
(vi) that certain Inventory and Accounts Receivable Security Agreement of even date herewith (the "Tribe Security Agreement") given by Tribe to the Bank; (vii) that certain Inventory and Accounts Receivable Security Agreement of even date herewith (the "FSC Security Agreement") given by FSC to the Bank; and (viii) that certain $5,000,000 face principal amount promissory note of even date herewith (the "November Revolving Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, The FSC Guaranty, the Tribe Guaranty, the Zoom Security Agreement, the Tribe Security Agreement, the FSC Security Agreement and the November Revolving Note hereinafter collectively referred to as the "Financing Documents".

2. The Letter Agreement is hereby amended, effective as of the date hereof:

        a. By deleting from the second sentence of Section 1.1 of the Letter Agreement the amount "$10,000,000" and by substituting in its stead the following:

               "$5,000,000"

        b. By deleting in its entirety the fourth sentence of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

               "The Revolving Loans shall be evidenced by that certain $5,000,000 face principal amount promissory note (the `Revolving Note') dated November 13, 1997 made by the Borrower and payable to the order of the Bank."

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the November Revolving Note.

        c. By inserting into Section 1.1 of the Letter Agreement, immediately following the fourth sentence of such Section, the following:

               "The Revolving Loans are secured by that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the `Security Agreement') given by the Borrower to the Bank and are guaranteed by Tribe pursuant to that certain Guaranty dated as of January 17, 1997 (the `Tribe Guaranty') from Tribe to the Bank and by FSC pursuant to that certain Guaranty dated as of January 17, 1997 (the `FSC Guaranty') from FSC to the Bank. The Tribe Guaranty is secured by that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the `Tribe Security Agreement') given by Tribe to the Bank and the FSC
               Guaranty is secured by that certain Inventory and Accounts Receivable Security Agreement dated November 13, 1997 (the `FSC Security Agreement') given by FSC to the Bank."



        d. By deleting in their entireties Sections 1.2 and 1.3 of the Letter Agreement and by substituting in their stead the following:

               "1.2. Interest Rate. The Revolving Loans shall be evidenced by the Revolving Note and interest thereon shall be payable at the times and at the rate provided for in the Revolving Note. Overdue principal of the Revolving Loans and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand.

               1.3. Repayment; Renewal of Revolving Loan Facility. The Borrower shall repay in full all Revolving Loans and all interest thereon upon the first to occur of: (i) the Expiration Date, or (ii) an acceleration under ss.5.2(a) following an Event of Default. The Borrower may prepay at any time, without penalty or premium, the whole or any portion of any Revolving Loan. In addition, if at any time the Borrowing Base is in an amount which is less than the then outstanding Aggregate Bank Liabilities, the Borrower will forthwith prepay so much of the Revolving Loans as may be required (or arrange for termination of such letters of credit as may be required) so that the Aggregate Bank Liabilities will not exceed the Borrowing Base. The Bank may, at its sole discretion, renew the revolving financing arrangements described in this letter agreement by extending the Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date."

        e. By deleting in their entireties Sections 1.4, 1.5 and 1.6 of the Letter Agreement and by substituting in their stead the following:

               "1.4.  Reserved.
               1.5.  Reserved.
               1.6.  Reserved."

        f. By deleting in its entirety paragraph (i) of Section 1.7 of the Letter Agreement.

        g. By deleting from paragraph (ii) of Section 1.7 of the Letter Agreement the words "(whether or not then subject to any Eurodollar Interest
Rate)".

        h.     By deleting in its entirety Section 1.8 of the Letter Agreement.

        i. By  deleting  from the  second  sentence  of the third  paragraph  of
Section 1.9 of the Letter Agreement the word "Impositions" and by substituting in its stead the following:

               "impositions"

        j. By  inserting  into the  third  sentence  of the third  paragraph  of
Section 1.9 of the Letter Agreement, immediately after the words "immediately available funds", the following:

               "in lawful currency of the United States"

        k. By deleting from the first sentence of Section 1.10 of the Letter Agreement the amount "$10,000,000" (in each place where it appears) and by substituting in its stead the following:

               "$5,000,000"

        l. By inserting into Article I of the Letter Agreement, at the end thereof, the following:

               "1.12. Foreign Exchange. The Bank is also providing to the Borrower (on terms agreed to or to be agreed to outside of this letter agreement) a facility (the `F/X Facility') for forward foreign exchange contracts (`Foreign Exchange Contracts') between the Bank and the Borrower. The F/X Facility will have an expiry date of September 30, 1998 and will permit Foreign Exchange Contracts in a maximum aggregate notional amount of $1,000,000 outstanding at any one time and a $500,000 daily settlement limit."

        m. By deleting the period at the end of the second sentence of Subsection 2.1(a) of the Letter Agreement and by substituting in its stead the following:

               "and to grant the security interests contemplated by the Security
                Agreement."

        n. By inserting into clause (i) of Subsection 2.1(c) of the Letter Agreement, immediately after the words "any filing", the following:

               "(other  than  filings  under  the  Uniform  Commercial  Code  or other relevant record indexing laws)"

        o. By adding to Subsection 2.1(j) of the Letter Agreement, at the end thereof, the following:

               "All of the books and records of the Borrower relating to Receivables and/or inventory are located at said address. The principal place of business and chief executive offices of each of FSC and Tribe are as follows: FSC - 207 South Street, Boston, MA; and Tribe - 207 South Street, Boston, MA. All of the books and records of FSC and Tribe relating to Receivables and/or inventory are located at the respective addresses described above. Except as described on item 2.1(j) of the attached Disclosure Schedule, none of the inventory of the Borrower, FSC or Tribe is located at any location other than at the respective chief executive offices of the Borrower, FSC and Tribe described above."

        p. By inserting into the introductory clause to Article III of the Letter Agreement, immediately after the words "letter of credit issued hereunder shall be outstanding", the following:

               "or the F/X Facility shall be in effect or any Foreign Exchange Contract shall be outstanding"

        q. By adding to each of clause (i) and clause (ii) of Section 3.6 of the Letter Agreement, at the end of each such clause, the following:

               "Financial statements delivered under this clause shall include a certification by the chief financial officer of the Borrower to the effect that as at the date of such financial statements the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the Consolidated Tangible Net Worth of the Borrower and Subsidiaries."

        r. By deleting  from the last sentence of clause (iii) of Section 3.6 of
the  Letter  Agreement  the  words  "compliance  with   ss.ss.3.7-3.10"  and  by
substituting in their stead the following:

               "compliance with each of ss.ss.3.7, 3.8 and 3.10"

        s. By deleting from clause (vi) of Section 3.6 of the Letter Agreement the words "Sections 3.7, 3.8, 3.9 and/or 3.10" and by substituting in their stead the following:

               "Sections 3.7, 3.8 and/or 3.10"

        t. By deleting in its entirety Section 3.8 of the Letter Agreement and by substituting in its stead the following:

               "3.8. Capital Base. The Borrower will maintain as at the end of each fiscal quarter (commencing with its results as at December 31, 1997) a consolidated Capital Base of not less than the then-effective Capital Base Requirement. As used herein, the `Capital Base Requirement' will be deemed to have been $35,000,000 for September 30, 1997; and as at the last day of each fiscal quarter thereafter (commencing with December 31,
               1997) (each, a `Determination Date'), the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) that Capital Base Requirement which was in effect at the last day of the immediately preceding fiscal quarter, plus (ii) 50% of the consolidated Net Income of the Borrower and
               Subsidiaries during the fiscal quarter ending at such Determination Date (but without giving effect to any Net Income which is less than zero for any fiscal quarter)."

        u.     By deleting in its entirety Section 3.9 of the Letter Agreement.

        v. By inserting into the introductory clause to Article IV of the Letter Agreement, immediately after the words "letter of credit issued hereunder shall be outstanding", the following:

               "or the F/X Facility shall be in effect or any Foreign Exchange Contract shall be outstanding"

        w. By inserting into clause (i) of Section 4.1 of the Letter Agreement, immediately after the words "issued by the Bank", the following:

               "and any Indebtedness in respect of Foreign Exchange Contracts issued by the Bank"

        x. By renumbering clauses (ix) and (x) of Section 4.1 of the Letter Agreement so that same will be known as clauses "(x)" and "(xi)", respectively.

        y. By inserting into Section 4.1 of the Letter Agreement, immediately after clause (viii) thereof, the following:

               "(ix) any Indebtedness which represents mortgage debt secured by the Borrower's premises at 201 and 207 South Street, Boston, MA;"

        z. By renumbering clause (vi) of Section 4.2 of the Letter Agreement so that same will be known as clause "(vii)".

        aa     By  inserting  into  Section  4.2 of the Letter  Agreement, immediately  after clause (v) thereof, the following:

               "(vi) any mortgage which may hereafter be granted by the Borrower encumbering its premises at 201 and 207 South Street, Boston, MA; or"

        bb. By inserting into the final unnumbered paragraph of Section 4.2 of the Letter Agreement, immediately after the words "on its assets", the following:

               "(other than its real property at 201 South Street and 207 South Street, Boston, MA)"

        cc.    By deleting  the period at the end of Section 4.3 of the Letter
Agreement  and by substituting in its stead the following:

               ", and (iv) any guaranties in favor of the Bank."

        dd.    By deleting in its  entirety  the first  sentence of Section 4.10 of the Letter Agreement and by substituting in its stead the following:

               "The Borrower will not change its name or legal structure (nor permit Tribe and/or FSC to do so), nor will the Borrower move its chief executive offices or principal place of business from the premises described in Subsection 2.1(j) above (nor permit Tribe and/or FSC to do so), nor will the Borrower remove any books or records relating to Collateral from such premises (nor permit Tribe and/or FSC to do so), nor will the Borrower keep any Collateral at any location other than at such premises or other premises shown on item 2.1(j) of the attached Disclosure Schedule (nor permit Tribe and/or FSC to do so) without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement."

        ee.    By  deleting  from  clause  (c) of  Section  5.1 of the  Letter
Agreement  the reference to Section 3.9.

        ff.    By renumbering  clause (n) of Section 5.1 of the Letter Agreement so that same will be known as clause "(p)".

        gg.    By inserting into Section 5.1 of the Letter  Agreement,
immediately  following clause (m) thereof, the following:

               "(n) the Security Agreement, the Tribe Security Agreement, the FSC Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or (o) the security interests and liens of the Bank in and on any of the Collateral covered or intended to be covered by the Security Agreement, the FSC security Agreement and/or the Tribe Security Agreement and as to which perfection may be had under Article 9 of the Uniform Commercial Code shall for any reason (other than due to written release by the Bank or due to failure by the Bank to file or take other appropriate steps to perfect a security interest in Collateral the location of which has been disclosed to the Bank) not be fully perfected liens and security interests; or"

        hh.    By  deleting  the period at the end of clause (b) of Section  5.2 of the Letter Agreement and by substituting in its stead the following:

               "and terminate the F/X Facility."

        ii. By inserting into clause (c) of Section 5.2 of the Letter Agreement, immediately after the words "the Revolving Note", the following:

               ", under the Security Agreement, under the FSC Guaranty, under the FSC Security Agreement, under the Tribe Guaranty, under the Tribe Security Agreement,"

        jj.    By adding to  Section  5.3 of the Letter  Agreement,  at the end
thereof,  the following:

               "ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

        kk. By inserting into Section 6.1 of the Letter Agreement, immediately after the words "the Revolving Note", in each place where same appear, the following:

               ", the Security Agreement, the FSC Security Agreement, the Tribe Security Agreement"

        ll.    By inserting into Section 6.2 of the Letter  Agreement,
immediately  after the words "0.20% per annum", the following:

               "(0.5% per annum for all periods on or after November 13, 1997)"

        mm. By inserting into Section 6.2 of the Letter Agreement, immediately after the amount "$10,000,000", in both places where same appears, the following:

               "($5,000,000 for all periods on or after November 13, 1997)"

        nn. By deleting from Section 6.5 of the Loan Agreement the words "Steven
T. Shedd, Chief Financial Officer" and by substituting in their stead the following:

               "Robert Crist, Chief Financial Officer"

        oo.    By inserting into Article VI of the Letter Agreement,  at the end thereof,  the following:

               "6.9. Replacement Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of the Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving Note) and in any event of like tenor.

               6.10. Usury. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this Section 6.10 shall control every other provision of this letter agreement and of the Revolving Note.

               6.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A
               MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN."

        pp. By deleting in their entireties the following definitions appearing in Section 7.1 of the Letter Agreement: "Eurocurrency Liabilities", "Eurodollar Interest Rate", "Eurodollar Rate Increment", "Floating Rate", "Floating Rate Loan", "Impositions", "Interest Payment Date", "Interest Period", "LIBOR", "LIBOR Loan", "London", "Other Acceptable Foreign Receivables" and "Reserve Rate".

        qq. By deleting from the definition of "Bank  Certificate"  appearing in
Section 7.1 of the Letter Agreement the references to Sections 1.2 and 1.6.

        rr. By deleting in its entirety the definition of "Borrowing Base" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

               "`Borrowing Base' - As determined at any date, the sum of (i) 70% of the aggregate principal amount of the Qualified Domestic Receivables of the Borrower then outstanding plus (ii) 70% of the aggregate principal amount of the Qualified Insured Foreign Receivables of the Borrower then outstanding."

        ss.    By deleting in its entirety the proviso  clause in the definition of "Business Day" appearing in Section 7.1 of the Letter Agreement.

        tt.    By inserting into Section 7.1 of the Letter Agreement,
immediately  after the definition of "Capital Base", the following:

               "`Collateral' - All property now or hereafter owned by the Borrower, FSC and/or Tribe or in which the Borrower, FSC and/or Tribe has any interest, but only to the extent that same is described as `Collateral' in the Security Agreement, the FSC Security Agreement and/or the Tribe Security Agreement or in Subsection 7.2(b) below."

        uu. By deleting from the  definition of "Expiration  Date"  appearing in
Section 7.1 of the Letter Agreement the date "August 31, 1997" and by substituting in its stead the following:

               "September 30, 1998"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be September 30, 1998.

        vv. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Expiration Date", the following:

               "`Foreign Exchange Contracts' - As defined in ss.1.12 above.

               `FSC Guaranty' - As defined in ss.1.1 above.

               `FSC Security Agreement' - As defined in ss.1.1 above.

               `F/X Facility' - As defined in ss.1.12 above."

        ww. By inserting  into the definition of "Loan  Documents"  appearing in
Section 7.1 of the Letter Agreement, immediately after the words "Revolving Note", the following:

               ", the Security Agreement, the Tribe Guaranty, the Tribe Security Agreement, the FSC Guaranty, the FSC Security Agreement"

        xx. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$10,000,000" and by inserting in its stead the following:

               "$5,000,000"

        yy.    By deleting the period at the end of the definition of
"Obligations" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

               ", including, without limitation, the Revolving Loans and any obligations now or hereafter arising with respect to Foreign Exchange Contracts."

        zz. By deleting in its entirety clause (i) of the second sentence of the definition of "Qualified Domestic Receivables" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

               "(i) (A) if the Bank does not have a fully perfected first priority security interest in such Receivable or (B) if such Receivable is not free and clear of all adverse interests in favor of any Person other than the Borrower and the Bank;"

        aaa. By renumbering clause (viii) of the second sentence of the definition of "Qualified Domestic Receivables" appearing in Section 7.1 of the Letter Agreement so that it will be known as clause (ix) thereof.

        bbb. By inserting into the second sentence of the definition of "Qualified Domestic Receivables" appearing in Section 7.1 of the Letter Agreement, immediately following clause (vii) thereof, the following:

               "(viii)  if  such   Receivable  is  owed  by  the  United  States
               government or any agency or department thereof (unless assigned to the Bank under the Federal Assignment of Claims Act);"

        ccc. By deleting in its entirety the last sentence of the definition of "Qualified Domestic Receivables" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

               "In addition, so long as the Tribe Guaranty and the Tribe Security Agreement are in full force and effect and the Bank has a fully perfected first priority security interest in all of Tribe's Receivables, term `Qualified Domestic Receivables' will be deemed to include such Receivables (the `Tribe Intercompany Receivables') as are now or hereafter owed by Tribe to the Borrower (even though such Tribe Intercompany Receivables would otherwise be excluded as being amounts owed to the Borrower by a related entity) to the extent, but only to the extent, that such Tribe Intercompany Receivables arise out of sales of the Borrower's products made by Tribe to unrelated customers and that the Receivables of Tribe (the `Matching Tribe Receivables') generated by such sales satisfy all of the requirements set forth in the immediately preceding two sentences to be Qualified Domestic Receivables, except that such Matching Tribe Receivable will not be owned by the Borrower."

        ddd. By deleting in its entirety the  definition of  "Qualified  Foreign
Receivables"   appearing  in  Section  7.1  of  the  Letter   Agreement  and  by
substituting in its stead the following:

               "`Qualified Insured Foreign Receivables' - Those Receivables of the Borrower which satisfy all of the criteria set forth above to be Qualified Domestic Receivables other than the requirement that the relevant customer be located in the United States; provided that each such Qualified Insured Foreign Receivable is supported by credit insurance issued by an insurer satisfactory to the Bank and containing terms and conditions satisfactory to the Bank. In addition, so long as the FSC Guaranty and the FSC Security Agreement are in full force and effect and the Bank has a fully perfected first priority security interest in all of FSC's Receivables, the term `Qualified Insured Foreign Receivables' will be deemed to include such Receivables (the `FSC Intercompany Receivables') as are now or hereafter owed by FSC to the Borrower (even though such FSC Intercompany Receivables are not themselves insured and would otherwise be excluded as being amounts owed to the Borrower by a related entity) to the extent, but only to the extent, that the FSC Intercompany Receivables arise out of sales of the Borrower's products made by FSC to unrelated customers and that the Receivables of FSC (the `Matching FSC Receivables') generated by such sales are insured with credit insurance satisfactory to the Bank and satisfy all of the other requirements set forth above to be Qualified Insured Foreign Receivables, except that such Matching FSC Receivables will not be owned by the Borrower. Amounts included in Qualified Insured Foreign Receivables will in no event be `double counted' with any amounts includable in Qualified Domestic Receivables."

        eee.   By inserting  into Section 7.1 of the Letter  Agreement
immediately  after the definition of "Tribe", the following:

               "`Tribe Guaranty' - As defined in ss.1.1 above.

               `Tribe Security Agreement' - As defined in ss.1.1 above."

        fff.   By adding to  Article  VII of the Letter  Agreement,  at the end
thereof,  the following:

               "7.2. Security Agreement. (a) Each of the Borrower, FSC and Tribe acknowledges and agrees that the `Obligations' described in and secured by the Security Agreement, the FSC Security Agreement and the Tribe Security Agreement include, without limitation, all of the obligations of the Borrower under the Revolving Note and/or this letter agreement and/or with respect to any Foreign Exchange Contracts.

                      (b) Each of the Security Agreement, the FSC Security Agreement and the Tribe Security Agreement is hereby modified to provide as follows:

                      (i) That the `Collateral' subject thereto includes, without limitation and in addition to the Collateral described therein, all of the Borrower's, FSC's and Tribe's (as the case may be) files, books and records (including, without limitation, all electronically recorded data) all whether now owned or existing or hereafter acquired, created or arising. Each of the Borrower, FSC and Tribe hereby grants to the Bank a security interest in all such Collateral in order to secure the full and prompt payment and performance of all of the Obligations.

                      (ii) That, upon the occurrence of any Event of Default (as defined in ss.5.1 of this letter agreement), the Bank may, at any time, without further notice to the Borrower, FSC or Tribe, notify account debtors that the Collateral has been assigned to the Bank and that payments by such account debtors shall be made directly to the Bank. At any time after the occurrence of an Event of Default, the Bank may collect the Borrowers', FSC's and Tribe's Receivables, or any of same, directly from account debtors and may charge the collection costs and expenses to the Borrower."

        ggg.   By adding to the Letter  Agreement,  as an exhibit thereto,  Item
2.1(j) in the form attached to this Agreement.

        3. Each of Tribe and FSC hereby joins in the Letter Agreement for the purposes described in Paragraph 2fff above and each of Tribe and FSC hereby grants to the Bank, in order to secure the Obligations (as described in said Paragraph 2fff above), a security interest in and to all of the Collateral (as described in said Paragraph 2fff above).

        4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

        5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the November Revolving Note, in substitution for the January Revolving Note. The November Revolving Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the November Revolving Note.

        6. Each of Tribe and FSC confirms that each of the Tribe Guaranty and the FSC Guaranty, respectively, remains in full force and effect and guarantees, inter alia, payment and performance of the Letter Agreement (as hereby amended) and the November Revolving Note.

        7. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

        a. The execution, delivery and performance of this Agreement, the November Revolving Note and the Zoom Security Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower. The execution, delivery and performance of this Agreement and the FSC Security Agreement have been duly authorized by FSC by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of FSC under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of FSC. The execution, delivery and performance of this Agreement and the Tribe Security Agreement have been duly authorized by Tribe by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of Tribe under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of Tribe.

        b. The Borrower has duly executed and delivered each of this Agreement, the November Revolving Note and the Zoom Security Agreement. FSC has duly executed and delivered each of this Agreement and the FSC Security Agreement. Tribe has duly executed and delivered each of this Agreement and the Tribe Security Agreement.

        c. Each of this Agreement, the November Revolving Note and the Zoom Security Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms. Each of this Agreement and the FSC Security Agreement is the legal, valid and binding obligation of FSC, enforceable against FSC in accordance with its respective terms. Each of this Agreement and the Tribe Security Agreement is the legal, valid and binding obligation of Tribe, enforceable against Tribe in accordance with its respective terms.

        d. The statements, representations and warranties made in the Letter Agreement, in the Tribe Guaranty and/or in the FSC Guaranty continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

        e. Giving effect to the foregoing amendments, the covenants and agreements of the Borrower, FSC and/or Tribe contained in the Letter Agreement, in the Zoom Security Agreement, in the FSC Security Agreement, in the Tribe Security Agreement, in the FSC Guaranty and/or in the Tribe Guaranty have been complied with on and as of the date hereof.

        f. Giving effect to the foregoing amendments, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

        g. Except for certain losses heretofore disclosed in writing to the Bank, no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the quarterly financial statements of the Borrower dated June 30, 1997, heretofore furnished to the Bank.

        8. As a further inducement to the Bank to enter into this Agreement, on or about the date hereof the Borrower is paying to the Bank a non-refundable amendment fee of $5,000. This fee is in addition to, and is not to be reduced by nor applied against, any other fees, interest or other payments now, heretofore or hereafter paid or payable by the Borrower to the Bank under the January Revolving Note, the November Revolving Note, the Letter Agreement or any other Financing Documents.

        9. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

        10. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

        Executed, as an instrument under seal, as of the day and year first above written.

                                                   ZOOM TELEPHONICS, INC.


                                                   By:       /s/ Robert A. Crist
                                                      Name: Robert A. Crist
                                                      Title: V.P. Finance & CFO


                                                   By:         /s/ Frank Manning
                                                      Name: Frank Manning
                                                      Title: President & CEO
Accepted and agreed:
FLEET NATIONAL BANK


By:              /s/ Kimberly Martone
    Name: Kimberly Martone
    Title: Vice President

Agreed (as to Sections 3 and 6 above):

ZOOM TELEPHONICS FOREIGN
  SALES CORPORATION


By:            /s/ Frank Manning
     Name: Frank Manning
     Title: President & CEO


TRIBE COMPUTER WORKS, INCORPORATED



By:            /s/ Frank Manning
     Name: Frank Manning
     Title: President & CEO